Exhibit 99.(i)(2)

+1 617 526 6000 (t)
+1 617 526 5000 (f)
wilmerhale.com

November 17, 2006

E*TRADE Funds
671 No. Glebe Road
12th Floor
Arlington, Virginia 22203

Kobren Insight Funds
20 William Street
Suite 310
Wellesley Hills, Massachusetts 02481

Ladies and Gentlemen:

This opinion is being delivered to you in connection with the Agreement and Plan of Reorganization (the “Agreement”) made as of November 1, 2006 by and between E*TRADE Funds, a Delaware statutory trust, on behalf of its series, E*TRADE Kobren Growth Fund (“Acquiring Fund”), and Kobren Insight Funds, a Massachusetts business trust, on behalf of its series, Kobren Growth Fund (“Acquired Fund”).   Pursuant to the Agreement, Acquiring Fund will acquire all of the assets of Acquired Fund in exchange solely for (i) the assumption by Acquiring Fund of all of the Assumed Liabilities of Acquired Fund, as defined in the Agreement (the “Acquired Fund Liabilities”), and (ii) the issuance of shares of beneficial interest of Acquiring Fund (the “Acquiring Fund Shares”) to Acquired Fund, followed by the distribution by Acquired Fund, in liquidation of Acquired Fund, of the Acquiring Fund Shares to the shareholders of Acquired Fund and the termination of Acquired Fund (the foregoing together constituting the “Transaction”).  All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended (the “Code”).

In rendering this opinion, we have examined and relied upon (i) the prospectus for Acquiring Fund dated October 8, 2006; (ii) the statement of additional information for Acquiring Fund dated October 8, 2006; (iii) the prospectus for Acquired Fund dated May 1, 2006, as supplemented on September 14, 2006; (iv) the statement of additional information for Acquired Fund dated May 1, 2006; (v) the Notice of Special Meeting of Shareholders Scheduled for November 10, 2006 and the accompanying proxy statement and prospectus on Form N-14; (vi) the Agreement; (vii) the tax representation certificates delivered pursuant to the Agreement and relevant to this opinion (the “Representation Certificates”); and (viii) such other documents as we deemed necessary or relevant to our analysis.

In our examination of documents, we have assumed, with your permission, the authenticity of original documents, the accuracy of copies, the genuineness of signatures, the legal capacity of signatories, and the proper execution of documents.  We have further assumed, with your

Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109

Baltimore  Beijing  Berlin  Boston  Brussels  London  Munich  New York  Northern Virginia  Oxford  Palo Alto  Waltham  Washington

permission, that (i) all parties to the Agreement and to any other documents examined by us have acted, and will act, in accordance with the terms of such Agreement and documents and that the Transaction will be consummated pursuant to the terms and conditions set forth in the Agreement without the waiver or modification of any such terms and conditions; (ii) all representations contained in the Agreement, as well as those representations contained in the Representation Certificates are, on the date hereof, and will be, at the consummation of the Transaction and thereafter as relevant, true and complete; (iii) any representation made in any of the documents referred to herein “to the knowledge and belief” (or similar qualification) of any person or party is, and at the consummation of the Transaction will be, correct without such qualification; and (iv) as to all matters for which a person or entity has represented that such person is not a party to, does not have, or is not aware of any plan, intention, understanding, or agreement, there is no such plan, intention, understanding, or agreement.  We have not attempted to verify independently any of the above assumptions or representations, but in the course of our representation, nothing has come to our attention that would cause us to question the accuracy thereof.

The conclusions expressed herein represent our judgment as to the proper treatment of the Transaction for United States federal income tax purposes based upon the relevant provisions of the Code, the Treasury Regulations promulgated thereunder, and interpretations of the foregoing as expressed in court decisions and administrative determinations, all as in effect on the date of this opinion.  We cannot give any assurance that such laws will not be amended or otherwise changed after the consummation of the Transaction or that any such changes will not affect the conclusions expressed herein.  We undertake no obligation to update or supplement this opinion to reflect any changes in law that may occur.

Our opinion represents our best judgment of how a court would decide if presented with the issues addressed herein and is not binding upon the Internal Revenue Service (the “IRS”) or any court.  Thus, no assurance can be given that a position taken in reliance on our opinion will not be challenged by the IRS or rejected by a court.

This opinion is limited to the specific United States federal income tax consequences of the Transaction set forth below.  It does not address any other federal, state, local, or foreign income, estate, gift, transfer, sales, use, or other tax consequences that may result from the Transaction or any other transaction, including any transaction undertaken in connection with the Transaction.

On the basis of and subject to the foregoing and in reliance upon the representations, facts and assumptions described above, we are of the opinion that the acquisition by Acquiring Fund of the assets of Acquired Fund solely in exchange for the issuance of Acquiring Fund Shares to Acquired Fund and the assumption of the Acquired Fund Liabilities by Acquiring Fund, followed by the distribution by Acquired Fund, in liquidation of Acquired Fund, of Acquiring Fund Shares to Acquired Fund shareholders in exchange for their Acquired Fund Shares and the

2

termination of Acquired Fund, will constitute a “reorganization” within the meaning of Section 368(a) of the Code.

As indicated above, our opinion is based solely on the documents that we have examined, including without limitation the Representation Certificates and the assumptions described herein.  If any of the facts or representations contained in such documents is, or later becomes, inaccurate in any material respect, or if any of the assumptions we have made is, or later becomes, unfounded in any material respect, our opinion may be adversely affected and may not be relied upon.

This opinion is being delivered to you solely in connection with the closing condition set forth in Section 8.5 of the Agreement.  This opinion is intended solely for the benefit of you and the shareholders of Acquired Fund and it may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/Roger M. Ritt
Roger M. Ritt, Partner

3

+1 617 526 6000 (t)
+1 617 526 5000 (f)
wilmerhale.com

November 17, 2006

E*TRADE Funds
671 No. Glebe Road
12th Floor
Arlington, Virginia 22203

Kobren Insight Funds
20 William Street
Suite 310
Wellesley Hills, Massachusetts 02481

Ladies and Gentlemen:

This opinion is being delivered to you in connection with the Agreement and Plan of Reorganization (the “Agreement”) made as of November 1, 2006 by and between E*TRADE Funds, a Delaware statutory trust, on behalf of its series, E*TRADE Delphi Value Fund (“Acquiring Fund”), and Kobren Insight Funds, a Massachusetts business trust, on behalf of its series, Delphi Value Fund (“Acquired Fund”).   Pursuant to the Agreement, Acquiring Fund will acquire all of the assets of Acquired Fund in exchange solely for (i) the assumption by Acquiring Fund of all of the Assumed Liabilities of Acquired Fund, as defined in the Agreement (the “Acquired Fund Liabilities”), and (ii) the issuance of shares of beneficial interest of Acquiring Fund (the “Acquiring Fund Shares”) to Acquired Fund, followed by the distribution by Acquired Fund, in liquidation of Acquired Fund, of the Acquiring Fund Shares to the shareholders of Acquired Fund and the termination of Acquired Fund (the foregoing together constituting the “Transaction”).  All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended (the “Code”).

In rendering this opinion, we have examined and relied upon (i) the prospectus for Acquiring Fund dated October 8, 2006; (ii) the statement of additional information for Acquiring Fund dated October 8, 2006; (iii) the prospectus for Acquired Fund dated May 1, 2006, as supplemented on September 14, 2006; (iv) the statement of additional information for Acquired Fund dated May 1, 2006; (v) the Notice of Special Meeting of Shareholders Scheduled for November 10, 2006 and the accompanying proxy statement and prospectus on Form N-14; (vi) the Agreement; (vii) the tax representation certificates delivered pursuant to the Agreement and relevant to this opinion (the “Representation Certificates”); and (viii) such other documents as we deemed necessary or relevant to our analysis.

In our examination of documents, we have assumed, with your permission, the authenticity of original documents, the accuracy of copies, the genuineness of signatures, the legal capacity of

Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109

Baltimore  Beijing  Berlin  Boston  Brussels  London  Munich  New York  Northern Virginia  Oxford  Palo Alto  Waltham  Washington

signatories, and the proper execution of documents.  We have further assumed, with your permission, that (i) all parties to the Agreement and to any other documents examined by us have acted, and will act, in accordance with the terms of such Agreement and documents and that the Transaction will be consummated pursuant to the terms and conditions set forth in the Agreement without the waiver or modification of any such terms and conditions; (ii) all representations contained in the Agreement, as well as those representations contained in the Representation Certificates are, on the date hereof, and will be, at the consummation of the Transaction and thereafter as relevant, true and complete; (iii) any representation made in any of the documents referred to herein “to the knowledge and belief” (or similar qualification) of any person or party is, and at the consummation of the Transaction will be, correct without such qualification; and (iv) as to all matters for which a person or entity has represented that such person is not a party to, does not have, or is not aware of any plan, intention, understanding, or agreement, there is no such plan, intention, understanding, or agreement.  We have not attempted to verify independently any of the above assumptions or representations, but in the course of our representation, nothing has come to our attention that would cause us to question the accuracy thereof.

The conclusions expressed herein represent our judgment as to the proper treatment of the Transaction for United States federal income tax purposes based upon the relevant provisions of the Code, the Treasury Regulations promulgated thereunder, and interpretations of the foregoing as expressed in court decisions and administrative determinations, all as in effect on the date of this opinion.  We cannot give any assurance that such laws will not be amended or otherwise changed after the consummation of the Transaction or that any such changes will not affect the conclusions expressed herein.  We undertake no obligation to update or supplement this opinion to reflect any changes in law that may occur.

Our opinion represents our best judgment of how a court would decide if presented with the issues addressed herein and is not binding upon the Internal Revenue Service (the “IRS”) or any court.  Thus, no assurance can be given that a position taken in reliance on our opinion will not be challenged by the IRS or rejected by a court.

This opinion is limited to the specific United States federal income tax consequences of the Transaction set forth below.  It does not address any other federal, state, local, or foreign income, estate, gift, transfer, sales, use, or other tax consequences that may result from the Transaction or any other transaction, including any transaction undertaken in connection with the Transaction.

On the basis of and subject to the foregoing and in reliance upon the representations, facts and assumptions described above, we are of the opinion that the acquisition by Acquiring Fund of the assets of Acquired Fund solely in exchange for the issuance of Acquiring Fund Shares to Acquired Fund and the assumption of the Acquired Fund Liabilities by Acquiring Fund, followed by the distribution by Acquired Fund, in liquidation of Acquired Fund, of Acquiring Fund Shares to Acquired Fund shareholders in exchange for their Acquired Fund Shares and the

2

termination of Acquired Fund, will constitute a “reorganization” within the meaning of Section 368(a) of the Code.

As indicated above, our opinion is based solely on the documents that we have examined, including without limitation the Representation Certificates and the assumptions described herein.  If any of the facts or representations contained in such documents is, or later becomes, inaccurate in any material respect, or if any of the assumptions we have made is, or later becomes, unfounded in any material respect, our opinion may be adversely affected and may not be relied upon.

This opinion is being delivered to you solely in connection with the closing condition set forth in Section 8.5 of the Agreement.  This opinion is intended solely for the benefit of you and the shareholders of Acquired Fund and it may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/Roger M. Ritt
Roger M. Ritt, Partner

3